                                                                     Exhibit 4.3

                      FORM OF SALE AND SERVICING AGREEMENT

                                      AMONG

                   [ ] EQUIPMENT TRUST SECURITIES 200[ ]-[ ],

                                   AS ISSUER,

                          BOND SECURITIZATION, L.L.C.,

                                   AS COMPANY,

                                       AND

                                      [ ],

                                   AS SERVICER

                                   DATED AS OF
                                    [ ], [ ]

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      SALE AND SERVICING AGREEMENT dated as of _______, among [ ] EQUIPMENT
TRUST SECURITIES 200[ ] - [ ], a Delaware business trust (the "Issuer"), Bond
Securitization, L.L.C., a Delaware limited liability company (the "Company"), and [ ], a corporation (the "Servicer").

      WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with equipment loan contracts and equipment installment sale contracts held by the Company;

      WHEREAS, the Company is willing to sell such receivables to the Issuer;
and

      WHEREAS, the Servicer is willing to service such receivables;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.01  Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      "Accelerated Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the portion of the Total Distribution
Amount for such Distribution Date that remains after the payment of (i) the
Servicing Fee, (ii) the Noteholders' Interest Distributable Amount, (iii) the
Regular Principal Distribution Amount, (iv) the Certificateholders' Interest
Distributable Amount and (v) the amount, if any, required to be deposited into the Reserve Account on such Distribution Date pursuant to Section
5.06(b)(ii)(F).

      "Advance" means either a Precomputed Advance or Simple Interest Advance or both, as applicable.

      "Amount Financed" means with respect to a Receivable, the amount advanced under the related Equipment Installment Contract toward the purchase price of the Financed Equipment and any related costs.

      "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Equipment Installment Contract.

      "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date less the Certificate Interest Reserve Amount with respect to such Distribution Date before giving effect to any reduction thereto on such date.

      "Basic Documents" means the Certificate of Trust, the Trust Agreement, the
Sale and Servicing Agreement, the Note Depository Agreement, the Certificate
Depository Agreement and other documents and certificates delivered in connection therewith.

      "Certificate Balance" equals, initially, $_ and, thereafter, equals such initial Certificate Balance reduced by all amounts allocable to principal previously distributed to Certificateholders.

      "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

      "Certificateholders" has the meaning assigned to such term in the Trust
Agreement.

      "Certificateholders' Distributable Amount" means, with respect to any
Distribution Date, the sum of the Certificateholders' Principal Distributable
Amount and the Certificateholders' Interest Distributable Amount for such date.

      "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Certificateholders' Monthly
Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding
Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution
Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Pass-Through Rate.

      "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest
Distributable Amount for such Distribution Date and the Certificateholders'
Interest Carryover Shortfall for such Distribution Date. Interest with respect to the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the Basic
Documents.

      "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first
Distribution Date, on the Closing Date).

      "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the
Notes are paid in full, zero; and with respect to any Distribution Date on or after the Distribution Date on which the Notes are paid in full, the Regular
Principal Distribution Amount for such Distribution Date (less, on the
Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

      "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly
Principal Distributable Amount and any outstanding Certificateholders' Principal
Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution
Account on such current Distribution Date.

      "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal
Distributable Amount for such Distribution Date and the Certificateholders'
Principal Carryover Shortfall as of the close of

                                        2

the preceding Distribution Date; provided, however, that the Certificateholders'
Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Certificateholders' Principal Distributable Amount will include the lesser of (a) (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the
Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution
Account on such Distribution Date and allocable to principal) to reduce the
Certificate Balance to zero.

      "Certificate Interest Reserve Amount" means, at the time of reference, the lesser of (i) $ less the amount of any application of the Certificate Interest
Reserve Amount to pay interest on the Certificates on any prior Distribution
Date and (ii) _% of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency of its rating of any Class of Notes to less than "A-" or its equivalent, or withdrawal by any Rating Agency of its rating of any Class of Notes, unless such rating has been restored.

      "Certificate Depository Agreement" has the meaning specified in Section
1.01 of the Trust Agreement.

      "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

      "Certificate Pool Factor" means, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the
Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the initial Certificate
Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date;
thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

      "Certificates" means the Trust Certificates (as defined in the Trust
Agreement).

      "Class" means any one of the classes of Notes.

      "Class A-1 Final Scheduled Distribution Date" means the  Distribution
Date.

      "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

      "Class A-2 Final Scheduled Distribution Date" means the  Distribution
Date.

      "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

      "Clearing Agency" means an organization registered as a clearing agency pursuant to Section 17A of the Exchange Act.

                                        3

      "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i).

      "Collection Period" means a calendar month. Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances, (4) all
Advances and reductions of Outstanding Precomputed Advances or Outstanding
Simple Interest Advances and (4) all distributions to be made on the following
Distribution Date.

      "Company" means Bond Securitization, L.L.C., a Delaware limited liability company and any successor in interest.

      "Corporate Trust Office" means the principal office of the Indenture
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at _; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor
Indenture Trustee will notify the Noteholders and the Company).

      "Cutoff Date" means _.

      "Cutoff Date Pool Balance" means the aggregate principal balance of the
Receivables as of the Cutoff Date.

      "Delivery" when used with respect to Trust Account Property means:

      (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments"
within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof
(i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture
Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing

                                        4

corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such
Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

      (b) with respect to any securities issued by the U.S. Treasury, the
Federal Home Loan Mortgage Corporation or by the Federal National Mortgage
Association that is a book-entry security held through the Federal Reserve
System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and
Articles 8 and 9 of the UCC: book-entry registration of such Trust Account
Property to an appropriate book-entry account maintained with a Federal Reserve
Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the
Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust
Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account
Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

      (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

      "Distribution Date" means, with respect to each Collection Period, the day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on _____.

      "Eligible Deposit Account" means either (a) a segregated account with an
Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United
States of America or any one of the states thereof or the District of Columbia
(or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the

                                        5

securities of such depository institution shall have a credit rating from each
Rating Agency in one of its generic rating categories that signifies investment grade.

      "Eligible Institution" means (a) the corporate trust department of the
Indenture Trustee, the Owner Trustee or so long as it shall be Paying Agent under the Trust Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the
District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard &
Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of
A-1+ by Standard & Poor's and P-1, or better by Moody's, or any other long-term or short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture
Trustee, the Owner Trustee or may be considered an Eligible Institution for the purposes of clause (b) of this definition.

      "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

      (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

      (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the
United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

      (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

      (d) investments in money market funds having a rating from each of the
Rating Agencies in the highest investment category granted thereby;

      (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

      (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal)
described in clause (b); or

      (g) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an

                                        6

Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes or Certificates.

      "Equipment Installment Contract" means an equipment loan installment contract originated by a Seller or an equipment installment sale contract acquired by a Seller from an equipment dealer or another financial institution.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Final Scheduled Distribution Date" means the Distribution Date.

      "Final Scheduled Maturity Date" means _________.

      "Financed Equipment" means an item of equipment, together with all accessions thereto, securing an Obligor's indebtedness under the related
Receivable.

      "Indenture" means the Indenture dated as of _, between the Issuer and the
Indenture Trustee.

      "Indenture Trustee" means the Person acting as Indenture Trustee under the
Indenture, its successors in interest and any successor trustee under the
Indenture.

      "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b)
the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such
Person in furtherance of any of the foregoing.

      "Interest Distribution Amount" means, with respect to any Distribution
Date, the sum of the following amounts, without duplication, with respect to the
Receivables for the Collection Period immediately preceding such Distribution
Date: (a) that portion of all collections on Receivables (including Payaheads)
allocable to interest plus that portion of Payaheads allocable to principal, (b)
Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) all Advances made by the Servicer of interest due on
Receivables, (d) the Purchase Amount of each Receivable that became a Purchased
Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable, and (e) Recoveries for such Collection Period;
provided, however, that in calculating the Interest Distribution Amount the following

                                        7

will be excluded: (i) amounts received on Precomputed Receivables to the extent of any unreimbursed Precomputed Advances of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds
(including Liquidation Proceeds) of any Purchased Receivables the Purchase
Amount of which has been included in the Interest Distribution Amount in a prior
Collection Period; (iv) the sum for all Simple Interest Receivables of
collections on each such Simple Interest Receivable received during such preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of such Simple Interest Receivable; and (v)
Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple
Interest Advances.

      "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.01(b).

      "Issuer" means [ ] Equipment Trust Securities 200[ ]-[ ].

      "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to a Receivable by operation of law.

      "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of an item of Financed Equipment or otherwise.

      "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source on a Liquidated
Receivable during the Collection Period in which such Receivable became a
Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

      "Note Depository Agreement" means the agreement dated _, among the Issuer, the Indenture Trustee and the Depository Trust Company, as the initial Clearing
Agency, relating to the Notes.

      "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(iii).

      "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following
Distribution Date) divided by the original outstanding principal balance of such
Class of Notes. The Note Pool Factor for each Class of Notes will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

                                        8

      "Noteholders' Distributable Amount" means, with respect to any
Distribution Date, the sum of the Noteholders' Principal Distributable Amount
and the Noteholders' Interest Distributable Amount for such Distribution Date.

      "Noteholders' Interest Carryover Shortfall" means, with respect to any
Distribution Date, the excess of the sum of the Noteholders' Monthly Interest
Distributable Amount for the preceding Distribution Date and any outstanding
Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note
Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution
Date, to the extent permitted by law, at the Interest Rate borne by each Class of the Notes for the related Interest Period.

      "Noteholders' Interest Distributable Amount" means, with respect to any
Distribution Date, the sum of the Noteholders' Monthly Interest Distributable
Amount for such Distribution Date and the Noteholders' Interest Carryover
Shortfall for such Distribution Date. For all purposes of this Agreement and the
Basic Documents, interest with respect to all Classes of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual
Period on each Class of Notes at the Interest Rate for such Class on the outstanding principal balance of the Notes of such Class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the
Closing Date), after giving effect to all distributions of principal to Holders of the Notes of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

      "Noteholders Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Regular Principal Distribution
Amount plus (ii) the Accelerated Principal Amount plus (iii) any accelerated payments of principal required to be made from amounts on deposit in the Reserve
Account pursuant to Section 5.07(b)(ii).

      "Noteholders' Principal Carryover Shortfall" means, as of the close of any
Distribution Date, the excess of the Noteholders' Monthly Principal
Distributable Amount and any outstanding Noteholders' Principal Carryover
Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Note Distribution Account on such current Distribution Date.

      "Noteholders' Principal Distributable Amount" means, with respect to any
Distribution Date, the sum of the Noteholders' Monthly Principal Distributable
Amount for such Distribution Date and the Noteholders' Principal Carryover
Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class A-1
Final Scheduled Distribution Date, the principal required to be deposited in the
Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such
Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero; and (b) on the Class A-2 Final

                                        9

Scheduled Distribution Date, the principal required to be deposited in the Note
Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such
Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero.

      "Obligor" on a Receivable means the purchaser or co-purchasers of the
Financed Equipment and any other Person who owes payments under the related
Equipment Installment Contract.

      "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, any vice president and (b) the treasurer, assistant treasurer, secretary or assistant secretary of the Company or the Servicer, as appropriate.

      "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating
Agencies, as applicable.

      "Outstanding Precomputed Advances" on the Precomputed Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances as reduced as provided in Section 5.04(a).

      "Outstanding Simple Interest Advances" on the Simple Interest Receivables
means the sum, as of the close of business on the last day of a Collection
Period, of all Simple Interest Advances as reduced as provided in Section
5.04(b).

      "Owner Trust Estate" has the meaning assigned to such term in the Trust
Agreement.

      "Owner Trustee" means the Person acting as Owner Trustee under the Trust
Agreement, its successors in interest and any successor owner trustee under the
Trust Agreement.

      "Pass-Through Rate" means _% per annum.

      "Payahead" means, with respect to any Receivable that is a Precomputed
Receivable, the amount, as of the close of business on the last day of a
Collection Period, computed in accordance with Section 5.03.

      "Payahead Balance" means, with respect to any Receivable that is a
Precomputed Receivable, the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor on such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable pursuant to Section 5.05 and 5.04.

      "Payment Distribution Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

      "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                                       10

      "Pool Balance" means, as of the close of business on the last day of a
Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

      "Precomputed Advance" means the amount, as of the close of business on the last day of a Collection Period, that the Servicer is required to advance on the related Precomputed Receivables pursuant to Section 5.04(a).

      "Precomputed Receivable" means any Receivable (i) under which the portion of a payment allocable to earned interest (which may be referred to in the related Equipment Installment Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or
(ii) that is a monthly actuarial receivable.

      "Principal Balance" means (a) with respect to a Precomputed Receivable, the Amount Financed minus the sum, as of the close of business on the last day of a Collection Period, of (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the
Amount Financed, (iii) the portion of any related Purchase Amount allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the related Principal Balance and (b) with respect to a Simple Interest
Receivable, the Amount Financed minus the sum, as of the close of business on the last day of a Collection Period, of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) the portion of any related
Purchase Amount allocable to principal.

      "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay a Receivable in full under the terms thereof, including interest to the end of the month of purchase.

      "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or by the Company pursuant to Section 3.02.

      "Rating Agency" means or, if no such organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Company, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

      "Rating Agency Condition" means, with respect to any action, that each
Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that, within 7 days of receipt of such notice, none of the Rating Agencies shall have notified the
Company, the Servicer, the Owner Trustee or the Indenture Trustee in writing that such action will result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

                                       11

      "Realized Losses" means, with respect to any Receivable that becomes a
Liquidated Receivable, the excess of the Principal Balance of such Liquidated
Receivable over Liquidation Proceeds to the extent allocable to principal.

      "Receivable" means any Equipment Installment Contract listed on Schedule I
(which Schedule may be in the form of microfiche).

      "Receivable Files" means the documents specified in Section 3.03.

      "Receivables Purchase Agreement" means an agreement, substantially in the form of Exhibit H hereto, between the Company and a Seller, pursuant to which such Seller sold Equipment Installment Contracts to be included in the Trust to the Company.

      "Recoveries" means, with respect to any Receivable that becomes a
Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

      "Regular Principal Distribution Amount" means, with respect to each
Receivable and any Distribution Date, the sum of the following amounts, without duplication, in respect of the Collection Period immediately preceding such
Distribution Date: (a) that portion of all collections on Receivables allocable to principal (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period), (b) all Liquidation
Proceeds attributable to the principal amount of Receivables that became
Liquidated Receivables during such Collection Period in accordance with the
Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables, (c) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables, (d) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, (e) partial prepayments on Precomputed Receivables relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligors thereon as of the date of the original contract and only to the extent not included under clause (a) above, and (f) on the Final Scheduled
Distribution Date, any amounts advanced by the Servicer on such Final Scheduled
Distribution Date with respect to principal on the Receivables: provided, however, that in calculating the Regular Principal Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed
Advance of principal, (ii) Liquidation Proceeds with respect to a particular
Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of principal, (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the
Principal Distribution Amount in a prior Collection Period, and (iv) Recoveries.

                                       12

      "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(iv).

      "Reserve Account Initial Deposit" means an amount equal to the Specified
Reserve Account Balance on the Closing Date (which is equal to $_).

      "Scheduled Payment" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during each Collection Period sufficient to amortize the Principal Balance under the actuarial method over the term of the Receivable and to provide interest at the APR.

      "Seller" means, with respect to any Receivable, the Person from whom such
Receivable was acquired by the Company pursuant to the related Receivables
Purchase Agreement.

      "Servicer" means, as the Servicer of the Receivables, and each successor to pursuant to Section 7.03 or 8.02.

      "Servicer Default" means an event specified in Section 8.01.

      "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09.

      "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

      "Servicing Fee Rate" means ___% per annum.

      "Simple Interest Advance" means the amount of interest, as of the close of business on the last day of a Collection Period, that the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 5.04(b).

      "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

      "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

      "Specified Reserve Account Balance" means [state formula].

      "Total Distribution Amount" means, for each Distribution Date, the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount
(other than the portion thereof attributable to Realized Losses).

      "Trust" means the Issuer.

                                       13

      "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

      "Trust Accounts" has the meaning assigned thereto in Section 5.01.

      "Trust Agreement" means the Amended and Restated Trust Agreement dated as of _, between the Company and the Owner Trustee.

      "Trust Officer" means, in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice
President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate
Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

      Section 1.02  Other Definitional Provisions. (a) Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the
Indenture.

            (b)     All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (c)     As used in this Agreement and in any certificate or other
document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under United States generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under United States generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (d)     The words "hereof", "herein", "hereunder" and words of
similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section,
Schedule and Exhibit references contained in this Agreement are references to
Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

            (e)     The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                       14

            (f)     Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments)
references to all attachments thereto and instruments incorporated therein;
references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                            CONVEYANCE OF RECEIVABLES

      Section 2.01  Conveyance of Receivables. In consideration of the Owner
Trustee's delivery on the Closing Date to or upon the order of the Company of
$_, the Company does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations as set forth herein), all right, title and interest of the Company in and to:

            (a)     the Receivables and all moneys due thereon on and after the
Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon on and after the Cutoff Date, in the case of Simple Interest
Receivables;

            (b)     the security interest in the Financed Equipment granted by
Obligors pursuant to the Receivables and any other interest of the Company in such Financed Equipment;

            (c)     any proceeds with respect to the Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering Financed Equipment or Obligors;

            (d)     any Financed Equipment that shall have secured any such
Receivable and shall have been acquired by or on behalf of the Company, the
Servicer or the Issuer; and

            (e)     the proceeds of any and all of the foregoing.

                                   ARTICLE III
                                 THE RECEIVABLES

      Section 3.01  Representations and Warranties of the Company with Respect to the Receivables. The Company makes the following representations and warranties as to the Receivables conveyed by it to the Issuer, on which the
Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this
Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the
Indenture Trustee pursuant to the Indenture.

            (a)     Characteristics of Receivables. Each Receivable (1) was
originated by the Seller thereof or purchased from an equipment dealer or another financial institution by such Seller in the ordinary course of such
Seller's business, (2) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Equipment, which security interest is assignable by the Seller to the Company, by the
Company to the Issuer and by the Issuer to the Indenture Trustee, (3) contains customary and enforceable provisions such that

                                       15

the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (4) provides for level monthly payments (provided, that the payment in the first or last month in the life of the Receivable may be minimally different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the Annual
Percentage Rate, and (5) in the case of a Precomputed Receivable, in the event that such contract is prepaid, provides for a prepayment that fully pays the
Principal Balance and includes accrued but unpaid interest through the date of prepayment at the Annual Percentage Rate.

            (b)     Schedule of Receivables. The information set forth in
Schedule I to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables. The computer tape or other listing regarding the
Receivables made available to the Issuer and its assigns is true and correct in all material respects as of the Cutoff Date.

            (c)     Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditor's rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

            (d)     No Government Obligor. None of the Receivables is due from the United States of America or any State thereof or from any agency, department or instrumentality of the United States of America or any State.

            (e)     Security Interest in Financed Equipment. Immediately prior to the sale, assignment and transfer thereof to the Issuer, each Receivable shall be secured by a validly perfected first security interest in the Financed
Equipment in favor of the related Seller as secured party of all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Equipment in favor of the related Seller as secured party.

            (f)     Receivables in Force. No Receivable has been satisfied,
subordinated or rescinded, nor has any Financed Equipment been released from the lien granted by the related Receivable in whole or in part.

            (g)     No Waiver. No provision of a Receivable has been waived in such a manner that the Receivable fails to meet any other representation or warranty of the Company with respect thereto.

            (h)     No Amendments. No Receivable has been amended such that the amount of the Obligor's Scheduled Payments has been increased except for increases resulting from the inclusion of any premiums for forced placed physical damage insurance covering the Financed Equipment.

            (i)     No Defenses. No facts are known to the Company that would
give rise to any right of defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

                                       16

            (j)     No Liens. To the best of the Company' s knowledge, no liens or claims have been filed for work, labor or materials relating to an item of
Financed Equipment that are liens prior to, or equal to or coordinate with, the security interest in the Financed Equipment granted by any Receivable.

            (k)     No Default. No Receivable has a payment that is more than 90 days overdue as of the Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Company has not waived and shall not waive any of the foregoing.

            (l)     Insurance. The related Seller, in accordance with its
customary procedures, has determined that the Obligor has obtained physical damage insurance covering the Financed Equipment and under terms of the
Receivable the Obligor is required to maintain such insurance.

            (m)     Title. It is the intention of the Company that the transfer and assignment herein contemplated constitute a sale of the Receivables from the
Company to the Issuer and that the beneficial interest in and title to the
Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Company. No Receivable has been sold, transferred, assigned or pledged by the Company to any Person other than the
Issuer. Immediately prior to the transfer and assignment herein contemplated, the Company had good and marketable title to each Receivable conveyed by it hereunder to the Issuer, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and
the transfer has been perfected under the UCC.

            (n)     Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement or the
Indenture is unlawful, void or voidable.

            (o)     All Filings Made. All filings (including UCC filings)
necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

            (p)     One Original. There is only one original executed copy of
each Receivable.

            (q)     Maturity of Receivables. The weighted average remaining term of the Receivables as of the Cutoff Date is months.

            (r)     Scheduled Payments. (1) No Receivable has payment that is
more than 90 days overdue as of the Cutoff Date; and (2) no Receivable has a final scheduled payment date that is later than the Final Scheduled Maturity
Date.

            (s)     Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule II.

                                       17

            (t)     No Bankruptcies. No Obligor on any Receivable as of the
Cutoff Date was noted in the related Receivable File as having filed for bankruptcy.

            (u)     No Repossessions. No Financed Equipment securing any
Receivable is in repossession status.

            (v)     Chattel Paper. Each Receivable constitutes "chattel paper"
as defined in the UCC.

            (w)     Agreement. The representations and warranties of the Company in Section 6.01 are true and correct.

            (x)     Financing. Approximately ___% of the aggregate principal
balance of the Receivables, constituting ___% of the number of the Receivables as of the Cutoff Date represents financing of new equipment and the remainder of the Receivables represents financing of used equipment; and approximately ___%
of the aggregate principal balance of the Receivables as of the Cutoff Date represents Precomputed Receivables and the remainder of the Receivables represents Simple Interest Receivables. The Principal Balance of the Receivables
as of the Cutoff Date is $_.

            (y)     APR. The weighted average Annual Percentage Rate of the
Receivables as of the Cutoff Date is approximately ___%.

      Section 3.02  Repurchase upon Breach. The Company, the Servicer or the
Owner Trustee, as the case may be, shall inform the other parties to this
Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Company's representations and warranties made pursuant to
Section 3.01 or 6.01. Unless any such breach shall have been cured in all material respects by the last day of the second Collection Period following the discovery thereof (and notice to the Company) by the Owner Trustee or receipt by the Owner Trustee of written notice from the Company or the Servicer of such breach, the Company shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the
Company's option, the last day of the first Collection Period following the discovery). In consideration of the repurchase of any such Receivable, the
Company shall remit the Purchase Amount, in the manner specified in Section
5.05. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee,
the Noteholders or the Certificateholders with respect to a breach or representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Company to repurchase
Receivables pursuant to this Section, subject to the conditions contained herein.

      Section 3.03  Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the
Issuer as of the Closing Date:

            (a)     the fully executed original of each Receivable;

                                       18

            (b)     a filmed copy of each original credit application as
executed by the Obligor;

            (c)     the original certificate of title or such documents that the
Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of the related Seller in each Financed
Equipment; and

            (d)     any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an
Obligor or an item of Financed Equipment.

      Section 3.04  Duties of Servicer as Custodian.

            (a)     Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care using that degree of skill and attention that the Servicer exercises with respect to the Receivable
Files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this
Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the
Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivables Files.

            (b)     Maintenance of and Access to Records. The Servicer shall
maintain each Receivable File at one of its offices specified in Schedule II or at such other office as shall be specified to the Issuer and the Indenture
Trustee by written notice not later than 90 days after any change in location.
The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

            (c)     Release of Documents. Upon instruction from the Indenture
Trustee, the Servicer shall release any Receivable File to the Indenture
Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable, and upon the release and delivery of any such document in accordance with the instructions of the Indenture Trustee, the Servicer shall be released from any further liability and responsibility under this Section
3.04 with respect to such documents unless and until such time as such documents shall be returned to the Servicer, and in no event shall the Servicer be responsible for any loss occasioned by the Indenture Trustee's failure to return any documents in a timely manner.

                                       19

      Section 3.05  Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture
Trustee.

      Section 3.06  Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the
Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the
Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

      Section 3.07  Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of
Holders of the Notes evidencing not less than 25% the Outstanding Amount of the
Notes or, with the consent of Holders of the Notes evidencing not less than 25%
of the Outstanding Amount of the Notes, by the Owner Trustee or by
Certificateholders evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the
Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate. Notwithstanding any termination of the Servicer as custodian, the Indenture Trustee or Owner Trustee, as applicable, shall provide, or shall cause its agent to provide, access to the
Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

      Section 4.01  Duties of Servicer. The Servicer, for the benefit of the
Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of

                                       20

all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances pursuant to Section 5.04. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the
Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the
Receivables or to the Financed Equipment securing such Receivables. If the
Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer
(in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the
Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

      Section 4.02  Collection and Allocation of Receivable Payments. The
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The
Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The
Servicer may grant extensions, rebates or adjustments on Receivable, which shall not, for the purposes of this Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple
Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled
Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any
Scheduled Payment on Precomputed Receivables or the originally Scheduled
Payments on Simple Interest Receivables.

      Section 4.03  Realization upon Receivables. On behalf of the Issuer, the
Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed
Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any

                                       21

recourse to Dealers and selling the Financed Equipment at public or private sale. The Servicer shall be entitled to recover all out-of-pocket expenses incurred by it in the course of converting an item of Financed Equipment into cash proceeds. The foregoing shall be subject to the provision that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such
Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

      Section 4.04  Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.

      Section 4.05  Maintenance of Security Interests in Financed Equipment. The
Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of an item of Financed Equipment or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Equipment's certificate of title, to grant to the Trust a first perfected security interest in the relaxed Financed Equipment, the Servicer hereby agrees to serve as the agent of the Trust for the purposes of perfecting the security interest in such Financed Equipment and that the
Servicer's listing as the secured party on the certificate of title is in its capacity as agent of the Trust.

      Section 4.06  Covenants of Servicer. The Servicer shall not release the
Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders
in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Receivable.

      Section 4.07  Purchase of Receivables upon Breach. The Servicer or the
Owner Trustee shall inform the other party and the Indenture Trustee and the
Company promptly, in writing, upon the discovery of any breach pursuant to
Section 4.02, 4.05 or 4.06 that materially and adversely affects the interests of the Trust in any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the
Servicer's election, the last day of the first following Collection Period), the
Servicer shall purchase, as of such last day, any Receivable that is materially and adversely affected by such breach. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. For purposes of this Section, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding
Precomputed Advances and Outstanding Simple Interest Advances on the Receivable.
The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the
Certificateholders or the Noteholders with respect to a breach pursuant to
Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase
Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct

                                       22

any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

      Section 4.08  Servicing Fee. As compensation for servicing the
Receivables, the Servicer shall be entitled to receive the Servicing Fee on each
Distribution Date, from the Interest Distribution Amount available on such
Distribution Date, in an amount equal to the product of (a) one-twelfth, (b) the
Servicing Fee Rate and (c) the Pool Balance as of the first day of the preceding
Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s"), and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, as and when collected, plus any reimbursement pursuant to the last paragraph of Section 7.02.

      Section 4.09  Servicer's Certificate. Not later than 11:00 a.m. (New York time) on each Payment Determination Date, the Servicer shall deliver to the
Owner Trustee, each Paying Agent, the Indenture Trustee and the Company, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Section 5.06 and 5.07 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Company shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule I).

      Section 4.10 Annual Statement as to Compliance; Notice of Default. (a) The
Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or
before March 15th of each year beginning _, 200_, an Officers' Certificate of the Servicer providing such information as is required under Item 1123 of
Regulation AB. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any
Certificateholder, Certificate Owner, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the
Owner Trustee.

            (b)     The Servicer shall deliver to the Owner Trustee, the
Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section
8.01(a) or (b).

            (c)     The Servicer will deliver to the Owner Trustee, on or before
March 15th of each year beginning _, 200_, a report regarding the Servicer's assessment of compliance with the applicable servicing criteria specified in
Item 1122 of Regulation AB during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of
Regulation AB.

                                       23

      Section 4.11  Annual Independent Certified Public Accountants' Report. The
Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or any Affiliate of the Servicer, to deliver to the Owner Trustee and the Indenture Trustee on or before March
15th of each year beginning _, a report that attests to, and reports on, the
Servicer's assessment delivered pursuant to Section 4.10(c), which attestation report shall be made in accordance with the requirements of Rule 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB.

      Section 4.12  Access to Certain Documentation and Information Regarding
Receivables. The Servicer shall provide to the Certificateholders and
Noteholders access to the Receivable Files in such cases where the
Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

      Section 4.13  Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to
Certificateholders and Noteholders.

      Section 4.14  Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as
Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the
Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the
servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the
Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the
Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders
shall have any responsibility therefor.

      Section 4.15  Compliance with Regulation AB. The Servicer agrees to perform all duties and obligations applicable to or required of the Issuer set forth in Appendix A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

                                    ARTICLE V
        DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO CERTIFICATEHOLDERS
                                 AND NOTEHOLDERS

      Section 5.01  Establishment of Trust Accounts. (a) (i) The Servicer, for
the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the

                                       24

Indenture Trustee an Eligible Deposit Account (the "Collection Account"),
bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                    (ii)  The Servicer, for the benefit of the Noteholders,
            shall establish and maintain in the name of the Indenture Trustee an
            Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                    (iii) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve
            Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

            (b)     Funds on deposit in the Collection Account, the Note
Distribution Account and the Reserve Account (collectively the "Trust Accounts")
shall be invested (1) by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this
Agreement as it relates to investing such funds or (2) by an investment manager in Eligible Investments selected by such investment manager, provided that (A)
such investment manager shall be selected by the Servicer, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a Delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager the
Indenture Trustee shall affirm that such investment is an Eligible Investment.
It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section 5.01(b). All such Eligible Investments shall be held by the
Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, that on each Payment Determination
Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be deposited into the
Collection Account and shall be deemed to constitute a portion of the Interest
Distribution Amount for the related Distribution Date. Unless otherwise permitted by the Rating Agencies, funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account shall be invested in
Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next
Distribution Date if either (x) such investment is held in the trust department of the institution with which the Collection Account, the Reserve Account, the
Note Distribution Account or the Certificate Distribution Account, as
applicable, is then maintained and is invested in a time deposit of rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the trust department of _) or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are either (i)
rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (ii) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such
Distribution

                                       25

Date to the Note Distribution Account and the Certificate Distribution Account
in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such
Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Indenture Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in a Trust Account on a day which immediately precedes a Distribution
Date upon the maturity of any Eligible Investments are not required to be invested overnight.

            (c)     (i)   The Indenture Trustee shall possess all right, title
and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust
Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may
be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit
Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10
Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an
Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

            (d)     With respect to the Trust Account Property, the Indenture
Trustee agrees, by its acceptance hereof, that:

                    (A)   any Trust Account Property that is held in deposit
            accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such
            Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                    (B)   any Trust Account Property that constitutes Physical
            Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture
            Trustee or a financial intermediary (as such term is defined in
            Section 8-313(4)) of the UCC acting solely for the Indenture
            Trustee;

                    (C)   any Trust Account Property that is a book-entry
            security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or
            disposition, through continued book-entry registration of such Trust
            Account Property as described in such paragraph; and

                    (D)   any Trust Account Property that is an "uncertificated
            security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee,

                                       26

            pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

                    (ii)  The Servicer shall have the power, revocable by the
            Indenture Trustee or by the Owner Trustee with the consent of the
            Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

      Section 5.02  Collections. The Servicer shall remit within two Business
Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased
Receivables) and all Liquidation Proceeds, both as collected during the
Collection Period. Notwithstanding the foregoing, for so long as (i) remains the
Servicer, (ii) no Servicer Default shall have occurred and be continuing and
(iii)(x) maintains a short-term rating of at least A-1 by Standard & Poor's and
P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the
Rating Agencies in connection therewith are complied with), the Servicer may remit such collections with respect to the preceding calendar month to the
Collection Account on a less frequent basis, but in no event later than the
Payment Determination Date immediately preceding each Distribution Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors"
shall mean payments made with respect to the Receivables by Persons other than the Servicer.

      Section 5.03  Application of Collections. All collections for the
Collection Period shall be applied by the Servicer as follows:

      With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of
Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 5.04(a) and, in the case of Simple Interest Receivables, to reduce
Outstanding Simple Interest Advances to the extent described in Section 5.04(b).
Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be added to the
Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead
Balance.

      If the Servicer is required to return a Payahead to the related Obligor, the amount to be returned shall be retained by the Servicer from collections on the Receivables allocable to principal and paid by the Servicer to such Obligor.

      Section 5.04  Advances. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a
Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead

                                       27

Balance shall be applied by the Servicer to the extent of the shortfall and such
Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount, a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed
Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation
Proceeds or proceeds of any other Precomputed Receivables. With respect to each
Precomputed Receivable, the Precomputed Advance shall increase Outstanding
Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation
Proceeds in respect of such Precomputed Receivables or payments of the Purchase
Amount with respect to such Precomputed Receivables.

      If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other
Precomputed Receivables in the Trust and Outstanding Precomputed Advances with respect to such Precomputed Receivables shall be reduced accordingly.

            (b)     As of the close of business on the last day of each
Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest
Receivable, the Simple Interest Advance shall increase Outstanding Simple
Interest Advances. If such calculation results in a negative number, an amount equal to such negative number shall be paid to the Servicer and the amount of
Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated
Receivable, Liquidation Proceeds with respect to such Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce
Outstanding Simple Interest Advances, but only to the extent of any Outstanding
Simple Interest Advances.

      Section 5.05  Additional Deposits. The Servicer shall deposit in the
Collection Account on the Payment Determination Date for the related Collection
Period the aggregate Advances pursuant to Section 5.04. To the extent that the
Servicer fails to make a Simple Interest Advance pursuant to Section 5.04(b) on the date required, the Servicer shall notify the Indenture Trustee to withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account. The Servicer and the Company shall deposit or cause to be deposited in the Collection Account the aggregate
Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

                                       28

      Section 5.06  Distributions. (a) So long as (i) the long-term unsecured indebtedness of the Servicer is rated Baa3 or better by Moody's or (ii) the
Rating Agency Condition is otherwise satisfied, the Servicer will be entitled to receive the payment of the Servicing Fee in respect of a Collection Period (and all unpaid Servicing Fees from prior Collection Periods) at the beginning of each Collection Period from payments on the Receivables received during such
Collection Period.

                    (i)   On each Payment Determination Date, the Servicer shall
            calculate all amounts required to be deposited in the Note
            Distribution Account and the Certificate Distribution Account.

                    (ii)  On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the
            Servicer's Certificate delivered on the related Payment
            Determination Date pursuant to Section 4.09) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by 11:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

                    (A)   to the extent the Servicer has not received the
            payment of the Servicing Fee at the beginning of the related
            Collection Period pursuant to clause (a) above, to the Servicer, from the Interest Distribution Amount, the Servicing Fee (and all
            unpaid Servicing Fees from prior Collection Periods);

                    (B)   to the Note Distribution Account, from the Total
            Distribution Amount remaining after the application of Section
            5.06(a) and clause (A), the Noteholders' Interest Distributable
            Amount;

                    (C)   to the Note Distribution Account, from the Total
            Distribution Amount remaining after the application of Section
            5.06(a) and clauses (A) and (B), the Noteholders' Principal
            Distributable Amount;

                    (D)   to the Certificate Distribution Account, from the
            Total Distribution Amount remaining after the application of Section
            5.06(a) and clauses (A) through (C), the Certificateholders'
            Interest Distributable Amount;

                    (E)   to the Certificate Distribution Account, from the
            Total Distribution Amount remaining after the application of Section
            5.06(a) and clauses (A) through (D), the Certificateholders'
            Principal Distributable Amount;

                    (F)   to the Reserve Account, from the Total Distribution
            Amount remaining after the application of Section 5.06(a) and clauses (A) through (E) (it being understood that the Acceleration
            Principal Distribution Amount is a function of and subject to the amount required to be deposited in the Reserve Account pursuant to this clause (F)), the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Specified Reserve Account
            Balance; and

                                       29

                    (G)   to the Reserve Account, the portion, if any, of the
            Total Distribution Amount remaining after the application of Section
            5.06(a) and clauses (A) through (F).

      Notwithstanding that the Notes have been paid in full, the Indenture
Trustee shall continue to maintain the Collection Account hereunder until the
Certificate Balance is reduced to zero.

      Section 5.07  Reserve Account. (a) On the Closing Date, the Owner Trustee
will deposit, on behalf of the Company, the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes and the
Certificates.

            (b)     (i)   After giving effect to clause (ii) below, if the
amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution
Date) is greater than the Specified Reserve Account Balance for such
Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Company.

                    (ii)  On each Distribution Date subsequent to any reduction or withdrawal by any Rating Agency of its rating of any Class of
            Notes, unless such rating has been restored, if the amount on deposit in the Reserve Account (taking into account any deposits therein pursuant to Section 5.06(b) and withdrawals therefrom on such date pursuant to Section 5.07(c), (d) or (e)) is greater than the Specified Reserve Account Balance for such Distribution Date, then the Servicer shall instruct the Indenture Trustee to include the amount of such excess in the Noteholders' Monthly Principal
            Distribution Amount and to deposit the amount of such excess (up to the amount of cash or cash equivalents in the Reserve Account) to the Collection Account for deposit to the Note Distribution Account for distribution to Noteholders as an accelerated payment of principal on such Distribution Date; provided, that the amount of such deposit shall not exceed the outstanding principal balance of the Notes after giving effect to all other payments of principal to be made on such date.

            (c)     If the Servicer determines pursuant to Section 5.04 that it is required to make an Advance on a Payment Determination Date and does not do so from its own funds, the Servicer shall instruct the Indenture Trustee to withdraw funds from the Reserve Account and deposit them in the Collection
Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 5.04 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.

            (d)     (i)   In the event that the Noteholders' Distributable
Amount for a Distribution Date exceeds the sum of the amounts deposited into the
Note Distribution Account pursuant to Section 5.06(b)(ii)(B) and (C) on such
Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an

                                       30

amount equal to such excess, to the extent of funds available therein up to the
Available Amount, and deposit such amount into the Note Distribution Account.

      In the event that the Noteholders' Principal Distributable Amount on the
Class A-1 Final Scheduled Distribution Date or the Class A-2 Final Scheduled
Distribution Date exceeds the amount deposited into the Note Distribution
Account pursuant to Section 5.06(b)(ii)(C) on such Distribution Date, the
Servicer shall instruct the Indenture Trustee to withdraw from the Reserve
Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount, and deposit such amount into the Note Distribution Account.

            (e)     (i)   In the event that the Certificateholders'
Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Certificate Distribution Account pursuant to Section
5.06(b)(ii)(D) and (E) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution
Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount after giving effect to paragraphs (c) and (d) above, and deposit such amount into the Certificate Distribution Account on such
Distribution Date.

                    (ii)  In the event that the Certificateholders' Monthly
            Interest Distributable Amount for a Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to
            Section 5.06(b)(ii)(D), the Servicer shall instruct the Indenture
            Trustee to withdraw from the Reserve Account on such Distribution
            Date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (d)(i) and
            (e)(i) above, up to the Certificate Interest Reserve Amount with respect to such Distribution Date, and deposit such amount into the
            Certificate Distribution Account.

                    (iii) In the event that the Certificateholders' Principal
            Distributable Amount on the Final Scheduled Distribution Date
            exceeds the amount deposited in the Certificate Distribution Account pursuant to Section 5.06(b)(ii)(E), the Servicer shall instruct the
            Indenture Trustee to withdraw from the Reserve Account on such
            Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (d) and
            (e)(i) above, and deposit such amount into the Certificate
            Distribution Account.

            (f)     Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.06(b) following payment in full of the Outstanding Amount of the Notes and the Certificate Balance until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the
Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to
Noteholders and Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Company.

            (g)     On the Final Scheduled Distribution Date, if the amount of funds remaining in the Reserve Account (after all other distributions to be made from the Reserve Account pursuant to this Section have been made, other than paragraphs (b)(i) and (f)) is in

                                       31

excess of the amounts described below, a portion of such excess according to the following schedule shall be deposited in the Certificate Distribution Account for distribution to Certificateholders:

                    (i)   with respect to all such funds in the Reserve Account
            in excess of $___ but which do not exceed $_, 20% of such amount;

                    (ii)  with respect to all such funds in the Reserve Account in excess of $___ but which do not exceed $_, 40% of such amount;

                    (iii) with respect to all such funds in the Reserve Account in excess of $___ but which do not exceed $_, 60% of such amount;

                    (iv)  with respect to all such funds in the Reserve Account in excess of $___ but which do not exceed $_, 80% of such amount;
            and

                    (v)   with respect to all such funds in the Reserve Account
            in excess of $___, 100% of such amount.

      The amounts to be deposited in the Certificate Distribution Account pursuant to the preceding sentence are in excess of all amounts otherwise required to be deposited in the Certificate Distribution Account pursuant to this Agreement, notwithstanding anything to the contrary contained herein.

      Section 5.08  Statements to Certificateholders and Noteholders. (a) On
each Distribution Date, the Servicer shall provide to the Indenture Trustee
(with a copy to the Rating Agencies and each Paying Agent) for the Indenture
Trustee to forward to each Noteholder of record as of the most recent Record
Date and to the Owner Trustee (with a copy to each Paying Agent) for the Owner
Trustee to forward to each Certificateholder of record as of the most recent
Record Date a statement substantially in the form of Exhibit B setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                    (i)     the amount of such distribution allocable to
            principal allocable to each Class of Notes and to the Certificates;

                    (ii)    the amount of such distribution allocable to
            interest allocable to each Class of Notes and to the Certificates;

                    (iii)   the outstanding principal balance of each Class of
            Notes, the Note Pool Factor for each such Class, the Certificate
            Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i)
            above;

                    (iv)    the amount of the Servicing Fee paid to the Servicer
            with respect to the related Collection Period;

                                       32

                    (v)     the amount of Realized Losses, if any, with respect
            to the related Collection Period;

                    (vi)    the balance of the Reserve Account on such Payment
            Determination Date after giving effect to deposits and withdrawals to be made on the next following Distribution Date, if any;

                    (vii)   the aggregate Payahead Balance; and

                    (viii)  the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under subsection (a)(i)
            above, as reconciled.

      Each amount set forth reconciling amounts on the Distribution Date statement under clauses (i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

      Section 5.09  Net Deposits. As an administrative convenience, unless the
Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and
Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period.
The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

                                   ARTICLE VI
                                   THE COMPANY

      Section 6.01  Representations of the Company. The Company makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a)     Organization and Good Standing. The Company is duly
organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the limited liability company power, authority and legal right to acquire and own the Receivables.

            (b)     Due Qualification. The Company is duly qualified to do
business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

            (c)     Power and Authority. The Company has the limited liability company power and authority to execute and deliver this Agreement and to carry out its terms; the

                                       33

Company has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Company shall have duly authorized such sale and assignment to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this
Agreement has been duly authorized by the Company by all necessary limited liability company action.

            (d)     Binding Obligation. This Agreement constitutes a legal,
valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

            (e)     No Violation. The consummation of the transactions
contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Company, or any material term of any indenture, agreement or other instrument to which the Company is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

            (f)     No Proceedings. There are no proceedings or investigations pending or, to the Company's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the
Certificates or the consummation of any of the transactions contemplated by this
Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic
Documents, the Notes or the Certificates or (iv) relating to the Company and which might materially and adversely affect the federal or state income tax attributes of the Notes or the Certificates.

      Section 6.02  Limited Liability Company Existence. During the term of this
Agreement, the Company will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Company and its Affiliates will be conducted on an arm's-length basis.

                                       34

      Section 6.03  Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically undertaken and the representations and warranties made by the Company under this
Agreement.

      Section 6.04  Merger or Consolidation of, or Assumption of the Obligations
of the Company. Any Person (a) into which the Company may be merged or consolidated, (b) which may result from any merger or consolidation to which the
Company shall be a party or (c) which may succeed to substantially all of the properties and assets of the Company, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Company under this Agreement, shall be the successor to the Company hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Company shall have delivered to the Owner
Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of
Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Company shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel
either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the
Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii)
and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

      Section 6.05  Limitation on Liability of the Company and Others. The
Company and any director, officer, employee or agent of the Company may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to its respective obligations under this Agreement, and that in the Company's opinion may involve it in any expense or liability.

      Section 6.06  The Company May Own Certificates or Notes. The Company and
any Affiliate thereof may in their individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as they would have if it were not the Company or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

                                       35

                                   ARTICLE VII
                                  THE SERVICER

      Section 7.01  Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture
Trustee pursuant to the Indenture.

            (a)     Organization and Good Standing. The Servicer is duly
organized and validly existing as a corporation in good standing under the laws of the state of its incorporation with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust and the Indenture Trustee.

            (b)     Due Qualification. The Servicer is duly qualified to
do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the
Receivables as required by this Agreement) shall require such qualifications.

            (c)     Power and Authority. The Servicer has the corporate
power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

            (d)     Binding Obligation. This Agreement constitutes a
legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditor's rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

            (e)     No Violation. The consummation of the transactions
contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any material term of any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the
Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the
Servicer or its properties.

            (f)     No Proceedings. To the Servicer's best knowledge,
there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i)
asserting the invalidity of this Agreement, the Indenture, any of the other
Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the

                                       36

Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic
Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the
Servicer and which might materially and adversely affect the federal or state income tax attributes of the Notes or the Certificates.

            (g)     No Insolvent Obligors. As of the related Cutoff Date,
no Obligor on a Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

      Section 7.02  Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

            (a)     The Servicer shall indemnify, defend and hold
harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders,
the Certificateholders and the Company and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee
from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of an item of Financed Equipment.

            (b)     The Servicer shall indemnify, defend and hold
harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company, the
Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee
from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

      For purposes of this Section, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to
Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such
Servicer pursuant to this Agreement, such Servicer shall be deemed to be the
Servicer pending appointment of a successor Servicer (other than the Indenture
Trustee) pursuant to Section 8.02.

      Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this
Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

      Section 7.03  Merger or Consolidation of, or Assumption of the Obligations
of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the
Servicer shall be a party or (c) which may

                                       37

succeed to substantially all of the properties and assets of the Servicer, which
Person executed an agreement of assumption to perform every obligation of the
Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement;
provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the
Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an
Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion
of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the
Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c)
above.

      Section 7.04  Limitation on Liability of Servicer and Others. Neither the
Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture
Trustee, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

      Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to its duties to service the Receivables in accordance with this
Agreement and that in its opinion may involve it in any expense or liability;
provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic
Documents and the rights and duties of the parties to this Agreement and the
Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

      Section 7.05  Servicer Not To Resign. Subject to the provisions of Section
7.03, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such

                                       38

determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the
Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section
8.02.

                                  ARTICLE VIII
                                     DEFAULT

      Section 8.01  Servicer Default. If any one of the following events (a
"Servicer Default") shall occur and be continuing:

            (a)     any failure by the Servicer to deliver to the
Indenture Trustee for deposit in any of the Trust Accounts or the Certificate
Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

            (b)     failure by the Servicer or the Company, as the case
may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Company (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i)
materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Company (as the case may be) by the Owner
Trustee or the Indenture Trustee or (B) to the Servicer or the Company (as the
case may be), and to the Owner Trustee and the Indenture Trustee by the Holders
of Notes or Certificates, as applicable, evidencing not less than 25% of the
Outstanding Amount of the Notes or 25% of the outstanding Certificate Balance;
or

            (c)     the occurrence of an Insolvency Event with respect to
the Company, the Servicer or the Company; then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture
Trustee or the Holders of Notes evidencing not less than a majority of the
Outstanding Amount of the Notes, by notice then given in writing to the Servicer
(and to the Indenture Trustee and the Owner Trustee if given by the Noteholders)
may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the
Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the
Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner
Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the

                                       39

transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this
Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

      Section 8.02  Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the
Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture
Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and shall be entitled to the
Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

            (b)     Upon appointment, the successor Servicer (including
the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

            (c)     The Servicer may not resign unless it is prohibited
from serving as such by law.

      Section 8.03  Repayment of Advances. If the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for Outstanding
Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances made by the predecessor Servicer.

      Section 8.04  Notification to Noteholders and Certificateholders. Upon any
termination of, or appointment of a successor to, the Servicer pursuant to this
Article VIII, the Owner Trustee shall give prompt written notice thereof to
Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

                                       40

      Section 8.05 Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes or the Holders (as
defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance (in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer
Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE IX
                                   TERMINATION

      Section 9.01  Optional Purchase of All Receivables. (a) As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance and the Class A-1 Notes have been paid in full, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the
Certificate Distribution Account; provided, however, that, unless Moody's agrees otherwise, the Servicer may not effect any such purchase if the rating of the
Servicer's long-term debt obligations is less than Baa3 by Moody's, unless the
Owner Trustee and the Indenture Trustee shall have received an Opinion of
Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit pursuant to
Section 5.05 in the Collection Account an amount equal to the aggregate Purchase
Amount for the Receivables (including defaulted Receivables), plus the appraised value of any such other property held by the Trust other than the Trust Accounts and the Certificate Distribution Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the
Indenture Trustee, and shall succeed to all interests in and to the Trust.
Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and the Certificate Balance and all accrued but unpaid interest (including any overdue interest and premium) thereon.

            (b)     Upon any sale of the assets of the Trust pursuant to
Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture
Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account.
On the Distribution Date on which the Insolvency Proceeds are deposited in the
Collection Account (or, if such proceeds are not so deposited on a Distribution
Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to make the following deposits (after the application on such Distribution Date of the Total Distribution Amount and funds on deposit in the Reserve Account pursuant to Sections 5.06 and 5.07) from the
Insolvency Proceeds and any funds remaining on deposit in the Reserve Account
(including the proceeds of any sale of investments therein as described in the following sentence):

                                       41

                    (i)   to the Note Distribution Account, any portion of the
            Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

                    (ii)  to the Note Distribution Account, the outstanding
            principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits made in the Note Distribution Account on such Distribution
            Date and on prior Distribution Dates);

                    (iii) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not
            otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

                    (iv)  to the Certificate Distribution Account, the
            Certificate Balance after giving effect to the reduction in the
            Certificate Balance to result from the deposits made in the
            Certificate Distribution Account on such Distribution Date).

      Any investments on deposit in the Reserve Account or Note Distribution
Account which will not mature on or before such Distribution Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Payment Determination
Date preceding such Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Company.

            (c)     As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

            (d)     Following the satisfaction and discharge of the Indenture
and the payment in full of the principal of and interest on the Notes, the
Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

      Section 10.01 Amendment. This Agreement may be amended by the Company, the
Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder. This Agreement may also be amended from time to time by the Company, the Servicer and the Issuer, with the consent of the Holders of Notes evidencing not less than a majority of the
Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of outstanding Certificates evidencing not less than a majority of the

                                       42

outstanding Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the
Certificateholders; provided, however, that no such amendment shall (a) except as otherwise provided in the first paragraph of this Section, increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Note and the Certificate
Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders
(as defined in the Trust Agreement) of all the outstanding Certificates.

      Promptly after the execution of any such amendment or consent, the Owner
Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating
Agencies.

      It shall not be necessary for the consent of Certificateholders or
Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

      Prior to the execution of any amendment to this Agreement, the Owner
Trustee and the Indenture Trustee shall be entitled to receive and rely upon an
Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section
10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

      Section 10.02 Protection of Title to Trust. (a) The Company and the
Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in
the proceeds thereof. The Company and the Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b)     Neither the Company nor the Servicer shall change their
respective name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of (S) 9-4.02(7) of the UCC, unless the Company or the
Servicer, as the case may be, shall have given the Owner Trustee and the
Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

            (c)     The Company and the Servicer shall have an obligation to
give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation

                                       43

statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

            (d)     The Servicer shall maintain accounts and records as to each
Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii)
reconciliation between payments or recoveries on (or with respect to) each
Receivable and the amounts from time to time deposited in the Collection Account and the Payahead Account in respect of such Receivable.

            (e)     The Servicer shall maintain its computer systems so that,
from and after the time of sale under this Agreement of the Receivables, the
Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture
Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the
Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

            (f)     If at any time the Company or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any
Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

            (g)     The Servicer shall permit the Indenture Trustee and its
agents to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable at any time during normal business hours upon reasonable notice.

            (h)     Upon request, the Servicer shall furnish to the Owner
Trustee or to the Indenture Trustee, within five Business Days, a list of all
Receivables (by contract number and name of Obligor) then held as part of the
Trust, together with a reconciliation of such list to the Schedule of
Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

            (i)     The Servicer shall deliver to the Owner Trustee and the
Indenture Trustee:

      (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables,
and reciting the details of such filings or referring to prior Opinions of
Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                                       44

      (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff
Date to occur, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as o the date of such opinion) to be taken in the following year to preserve and protect such interest.

            (j)     The Company shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

      Section 10.03 Notices. All demands, notices, communications and instructions upon or to the Company, the Servicer, the Owner Trustee, the
Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, _, Attention _; (b) in the case of the Servicer, to _,
Attention _; (c) in the case of the Indenture Trustee, at the Corporate Trust
Office; (d) in the case of the Owner Trustee, at the Corporate Trust Office; (e)
in the case of the Rating Agencies, _; or, as to each of the foregoing, at such other address as shall be designated -by written notice to the other parties.

      Section 10.04 Assignment by the Company or the Servicer. Notwithstanding
anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Company or the Servicer. The Issuer and the Servicer hereby acknowledge and consent to the conveyance and assignment by the Company to _, of any and all of the Company rights and interests (and corresponding obligations, if any) hereunder with respect to receiving amounts from the Reserve Account, and the Issuer and the Servicer hereby agree that any such assignee of the Company, shall be entitled to enforce such rights and interests directly against the Issuer as if such assignee of the Company, were itself a party to this Agreement.

      Section 10.05 Limitations on Rights of Others. The provisions of this
Agreement are solely for the benefit of the Company (and any assignee of the
Company pursuant to Section 10.04), the Servicer, the Issuer, the Owner Trustee,
the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust
Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      Section 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

                                       45

prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 10.09 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 10.10 Assignment by Issuer. The Company hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

      Section 10.11 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Company (or any assignee of the
Company pursuant to Section 10.04) under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the
Company (or any assignee of the Company pursuant to Section 10.04) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04).

      Section 10.12 Limitation of Liability of Owner Trustee and Indenture
Trustee. (a) Notwithstanding anything contained herein to the contrary, this
Agreement has been countersigned by not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust
Agreement.

                                       46

            (b)     Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York, not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New
York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                            [ ] EQUIPMENT TRUST SECURITIES 200[] - []
                            By:  __________, not in its individual capacity but
                            solely as Owner Trustee on behalf of the Trust

                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

                            Bond Securitization, L.L.C., as Company

                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

Acknowledged and accepted as
of the day and year first above
written:

not in its individual capacity
but solely as Indenture Trustee

By:    ___________________
Name:  ___________________
Title: ___________________

                                       47

         Schedule of Receivables                                 SCHEDULE I
[To be Delivered to the Trust at Closing]

      Location of Receivable Files                              SCHEDULE II
            [To be supplied]

            [To be supplied]                                     EXHIBIT A

            [To be supplied]                                     EXHIBIT B

                                       48

                                   APPENDIX A
             REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS

                                     PART I
                                  DEFINED TERMS

      Section 1.01. As used in this Appendix A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Appendix A that are defined in the Agreement to which this Appendix A is attached shall have the same meanings herein as in the
Agreement:

      "Commission": The United States Securities and Exchange Commission.

      "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. SS.SS.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Securities Act": The Securities Act of 1933, as amended.

                                     PART II
                          COMPLIANCE WITH REGULATION AB

      Section 2.01. Intent of the Parties; Reasonableness. Each of the Issuer,
the Company, the Sellers, the Servicer and the Indenture Trustee acknowledges and agrees that the purpose of Part II of this Appendix A is to facilitate compliance by the Issuer, the Company, the Sellers, the Servicer and the
Indenture Trustee with the provisions of Regulation AB and the related rules and regulations of the Commission. Neither the Issuer nor the Sellers shall exercise its right to request delivery of information, reports or other performance under these provisions for purposes other than compliance with Regulation AB. Each of the Issuer, the Sellers and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff. Each of the
Issuer, the Company, the Sellers, the Servicer and the Indenture Trustee hereby agrees to reasonably comply with all reasonable requests made by any of the other parties hereto (including any of its assignees or designees), as the case may be, in good faith for delivery of such information or reports, including, without limitation, any Servicer compliance statements and reports (solely with respect to the Servicer), and assessments of compliance and attestation, as may be required under the then-current interpretations of Regulation AB. The servicing criteria to be addressed in the Indenture Trustee's assessment of compliance and attestation shall be set forth on Schedule I attached hereto and such assessments of compliance and attestations shall be provided by March 15th and shall only be required for years in which a 10-K is required to be filed.

                             Appendix A-1         (Sale and Servicing Agreement)

                                   SCHEDULE I
         Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified as below as "Applicable Servicing
Criteria":

Reference                   Criteria

                            Cash Collection and Administration

1122(d)(2)(ii)              Disbursements made via wire transfer on behalf of an
                            obligor or to an investor are made only by
                            authorized personnel.

                            Investor Remittances and Reporting

1122(d)(3)(ii)              Amounts due to investors are allocated and remitted
                            in accordance with timeframes, distribution priority
                            and other terms set forth in the transaction
                            agreements.

1122(d)(3)(iii)             Disbursements made to an investor are posted within
                            two business days to the Servicer's investor
                            records, or such other number of days specified in
                            the transaction agreements.

1122(d)(3)(iv)              Amounts remitted to investors per the investor
                            reports agree with cancelled checks, or other form
                            of payment, or custodial bank statements.

                                     Sch.-1